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                                                                     Exhibit 8.1

                                KIRKLAND & ELLIS
                PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS

                             200 East Randolph Drive
                             Chicago, Illinois 60601

To Call Writer Directly:
  (312) 861-2000                   (312) 861-2000                 Facsimile:
                                                                (312) 861-2200



                               September 30, 1998



Steel Heddle Group, Inc.
c/o Steel Heddle Mfg. Co.
1801 Rutherford Road
Greenville, SC 29607

            Re:         Steel Heddle Group, Inc.
                        Registration Statement on Form S-4
                                    filed on August 7, 1998
                        File No. 333-61041

Ladies and Gentlemen :


            You have requested our opinion concerning certain statements set forth the Registration Statement on Form-S-4 (Registration No. 333-61041) filed with the Securities and Exchange Commission (the "Commission") on August 7, 1998, pursuant to the Securities Act of 1933, as amended, by Steel Heddle Group, Inc. (such Registration Statement, as amended by Amendment No. 1 filed with the Commission on September 30, 1998, and as further amended or supplemented, is referred to herein as the "Registration Statement").


            Based on our review of the foregoing, in our opinion, under the law in effect on the date hereof, the statements made in the Registration Statement under the caption "Certain Federal Income Tax Consequences," insofar as such statements purport to constitute summaries of matters of United States Federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

            The opinions set forth herein are based on the applicable provisions of the Internal Revenue Code of 1986, as amended; the Treasury Regulations promulgated or proposed thereunder; current positions of the Internal Revenue Service (the "IRS") contained in published revenue rulings, revenue procedures and announcements; existing judicial decisions; and other applicable authorities.




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                                KIRKLAND & ELLIS



Steel Heddle Group, Inc.
September 30, 1998
Page 2


            In conclusion, we should note that unlike a ruling from the IRS, opinions of counsel are not binding on the IRS. Hence, no assurance can be given that the opinion stated in this letter will not be successfully challenged by the IRS or rejected by a court. We express no opinion concerning any Federal income tax matter other than that discussed herein.

            We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.



                                Very truly yours,

                                /s/ Kirkland & Ellis

                                KIRKLAND & ELLIS